Report of Independent Registered Public Accounting Firm


To the Shareholders and
Board of Trustees of
Evergreen Money Market Trust

In planning and performing our audits of the financial statements of the Evergreen California Municipal Money Market Fund, Evergreen Florida MunicipalMoney Market Fund, Evergreen Money Market Fund, Evergreen Municipal Money Market Fund,Evergreen New Jersey Municipal Money Market Fund, Evergreen New York Municipal Bond Fund, Evergreen Pennsylvania Municipal Money Market Fund, Evergreen Treasury Money Market Fundand Evergreen U.S. Government Money Market Fund, each a series in the Evergreen Money MarketTrust as of and for the year ended January 31, 2007, in accordance with the standards of the Public Company Accounting Oversight Board(United States), we considered its internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statementsand to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of Evergreen Money Market Trusts internal control over financial reporting. Accordingly, we express no such opinion.

The management of Evergreen Money Market Trust is responsible for establishing and maintaining effective internal control over financialreporting. In fulfilling this responsibility, estimates and judgments bymanagement are required to assess the expected benefits and related costs ofcontrols. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the companys ability to initiate, authorize, record, process or report external financial data reliably in accordance with U.S. generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the companys annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of Evergreen Money Market Trusts internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board
(United States). However, we noted no deficiencies in Evergreen Money Market Trusts internal control over financial reporting and its operation, including controls for safeguarding securities that we consider to be a material weakness as defined above as of January 31, 2007.

This report is intended solely for the information and use of management and the Board of Trustees of the Evergreen Money Market Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



Boston, Massachusetts
March 23, 2007